UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2007

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1.   Separation Agreement and General Release

Please see the discussion under Item 5.02 of this Form 8-K with respect to the Separation Agreement and General Release.

2.   Amendment to Existing Severance Benefit Plan

On May 2, 2007, the Compensation Committee of the Board of Directors of Omnicell, Inc. (the “Company”) approved an amendment to the Severance Benefit Plan adopted by the Board of Directors on January 3, 2007 (the “Plan”).  The amendment to the Plan modifies the plan: (i) to allow certain employees of the Company that have separately negotiated severance provisions in an employment agreement to opt to take severance under the Plan or under such employment agreement, but not both; and (ii) to allow all named reporting executive officers of the Company to participate at equal severance benefit levels.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 hereto.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2007, Brian R. Rodli resigned as the Chief Strategy Officer and interim Vice President of Marketing of the Company.  The Company intends to commence a search for a Vice President of Marketing.

In connection with Mr. Rodli’s resignation, the Company entered into a Separation Agreement and General Release (the “Agreement”) with Mr. Rodli, dated May 4, 2007. The Agreement provides for, as is set forth in the Plan: (i) a cash severance payment of $208,000 to Mr. Rodli; (ii) payment of the Company’s portion of Mr. Rodli’s health insurance premiums for the continuance of his group health care coverage pursuant to federal COBRA law, until the earlier of (x) twelve (12) months following the Termination Date (as such date is defined in the Agreement) or (y) the date upon which Mr. Rodli becomes eligible for health insurance coverage from another employer; and (iii) payment for outplacement services for a period of up to twelve (12) months following the Termination Date.  The Agreement also provides for cash payments of $29,062.50, representing Mr. Rodli’s earned payout under the Company’s Quarterly Executive Bonus Plan, and $16,000 in exchange for the forfeiting of Mr. Rodli’s restricted stock units.

In addition to the above provisions, the Agreement contains: (i) a general release of all known and unknown claims by Mr. Rodli in favor of the Company, its employees, successors and assigns, and other specified persons; and (ii) an agreement by Mr. Rodli that he will not, either directly or indirectly, solicit, induce, recruit or encourage (x) any of the Company’s employees or consultants to leave their employment or consulting relationships with the Company or (y) any customer or potential customer of the company to terminate its business relationship, business or patronage with the Company, each for a period of twelve (12) months from the Effective Date.

A copy of the Separation Agreement and General Release is attached hereto as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Severance Benefit Plan, as amended.
10.2	Separation Agreement and General Release, by and between Omnicell, Inc. and Brian R. Rodli, dated May 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: May 7, 2007	By:	/s/ Dan S. Johnston
Dan S. Johnston
Vice President and General Counsel